New York Mortgage Trust Reports
First Quarter 2019 Results

NEW YORK, NY - May 6, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2019.

Summary of First Quarter 2019:

•	Earned net income attributable to common stockholders of $38.2 million, or $0.22 per share (basic), and comprehensive income to common stockholders of $51.3 million, or $0.29 per share.

•	Earned net interest income of $26.2 million and portfolio net interest margin of 240 basis points.

•
Recognized book value per common share of $5.75 at March 31, 2019, an increase of approximately 1.8% from December 31, 2018, resulting in an economic return of 5.3% for the quarter and an annualized economic return of 21.2% for the three months ended March 31, 2019.

•	Declared first quarter dividend of $0.20 per common share that was paid on April 25, 2019.

•	Issued 31,740,000 shares of common stock through underwritten public offerings, resulting in total net proceeds of $184.9 million.

•	Acquired residential and multi-family credit assets totaling $432.8 million.

•	Sold multi-family CMBS for aggregate proceeds of approximately $56.8 million, resulting in a realized gain of $16.8 million.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: “2019 is off to a solid start for the Company after posting GAAP earnings per share of $0.22 and comprehensive earnings per share of $0.29 for the first quarter. Book value per common share moved higher as well, up 1.8% from the end of the prior quarter resulting in a total economic return for the quarter of 5.3%, or 21.2% on an annualized basis. The Company expanded both net interest income and net interest margin in the first quarter, generating $26.2 million of net interest income, a single quarter record for the Company and a 20% increase over the prior quarter, and net interest margin of 240 basis points, an improvement of 10 basis points over the prior quarter. The Company’s earnings not only benefited from spread tightening during the quarter, but were also spurred by the impact for a full quarter of the Company’s $944.2 million of fourth quarter credit investments, much of which was funded in December. The Company completed two accretive common equity offerings during the first quarter raising approximately $185 million and increasing the Company’s common equity market capitalization to approximately $1.1 billion. The Company efficiently deployed those capital proceeds into credit assets, adding $433 million in the quarter, including $172 million in multi-family and $261 million in residential credit, bringing our total investment portfolio to $3.8 billion. Consistent with our investment objectives, we opportunistically sold two multi-family first loss principal only securities, neither of which was wholly-owned by us, resulting in a realized gain of $16.8 million and a net gain to the Company of $3.1 million.

In March 2019, we declared a $0.20 per share dividend on our common stock, our ninth quarter in a row at that level. Over the course of the last nine months, our residential and multi-family teams collectively have acquired more than $1.5 billion in credit investments. Moreover, we have raised more than $450 million in common equity over the past year, substantially all of which has been deployed in a timely manner with minimal long-term drag on our operating performance. We believe the Company is well positioned to be a market leader in multi-family and residential credit investing, with improved access to the capital markets, a relatively conservative leverage profile of approximately two times our capital base and an investment team that continues to find and deliver value to our shareholders."

Jason Serrano, NYMT’s President added: “Under a slowing economy, we see general market returns continuing to be less attractive.  However, we remain optimistic about our ability to source compelling risk-adjusted returns away from the broader markets and instead, into subsectors where we believe we can benefit from our operational advantages and deep credit experience in both multi-family and residential credit markets.  We believe the strength of our balance sheet and current investment portfolio allows us to be selective buyers of assets. Our platform provides us with the flexibility to adapt to evolving market conditions in order to prudently grow our portfolio, without pressure to support the margins of affiliated businesses.  Most importantly, we are focused on a dual mandate of preserving book value and providing our shareholders with attractive and stable dividend yields.  We are excited about the opportunity before us in an increasingly competitive landscape."

Capital Allocation

The following tables set forth our allocated capital by investment category at March 31, 2019, our interest income and interest expense by investment category, and the weighted average yield, average cost of funds, and portfolio net interest margin for our average interest earning assets (by investment category) for the three months ended March 31, 2019 (dollar amounts in thousands):

Capital Allocation at March 31, 2019:
	Agency RMBS(1)	Residential Credit (2)	Multi-Family Credit(3)	Other (4)	Total
Carrying Value	$1,023,938	$1,467,571	$1,299,404	$—	$3,790,913
Liabilities
Callable(5)	(893,860)	(755,348)	(623,797)	—	(2,273,005)
Non-Callable	—	(49,247)	—	(45,000)	(94,247)
Convertible	—	—	—	(131,301)	(131,301)
Hedges (Net) (6)	14,873	—	—	—	14,873
Cash and Restricted Cash (7)	10,239	28,770	20,491	6,710	66,210
Goodwill	—	—	—	25,222	25,222
Other	2,473	32,214	(9,194)	(44,706)	(19,213)
Net Capital Allocated	$157,663	$723,960	$686,904	$(189,075)	$1,379,452

Net Interest Income- Three Months Ended March 31, 2019:
Interest Income	$7,568	$19,384	$24,233	$—	$51,185
Interest Expense	(6,360)	(8,832)	(6,357)	(3,433)	(24,982)
Net Interest Income (Expense)	$1,208	$10,552	$17,876	$(3,433)	$26,203

Portfolio Net Interest Margin - Three Months Ended March 31, 2019:
Average Interest Earning Assets (8)	$1,053,529	$1,312,263	$927,201	—	$3,292,993
Weighted Average Yield on Interest Earning Assets (9)	2.87%	5.91%	10.45%	—	6.22%
Less: Average Cost of Funds (10)	(2.76)%	(4.71)%	(4.37)%	—	(3.82)%
Portfolio Net Interest Margin (11)	0.11%	1.20%	6.08%	—	2.40%

(1)	Includes Agency fixed-rate RMBS and Agency ARMs.

(2)
Includes $875.6 million of distressed and other residential mortgage loans at fair value, $262.2 million of distressed and other residential mortgage loans at carrying value, $314.1 million of non-Agency RMBS and $11.2 million of investments in unconsolidated entities.

(3)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Carrying Value and Average Interest Earning Assets for the quarter exclude all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(4)	Other includes non-callable liabilities consisting of $45.0 million in subordinated debentures and $131.3 million of convertible notes.

(5)	Includes repurchase agreements.

(6)	Includes derivative liabilities of $12.8 million netted against a $27.7 million variation margin receivable.

(7)	Restricted cash is included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(8)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(9)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for our Agency fixed-rate RMBS and Agency ARMs, by quarter, for the quarterly periods indicated.

Quarter Ended	Weighted Average	Agency Fixed-Rate RMBS	Agency ARMs
March 31, 2019	6.6%	6.5%	8.2%
December 31, 2018	7.2%	6.8%	12.9%
September 30, 2018	7.8%	7.3%	14.6%
June 30, 2018	6.6%	5.9%	16.3%
March 31, 2018	5.8%	5.4%	10.2%

First Quarter Earnings Summary

For the quarter ended March 31, 2019, we reported net income attributable to common stockholders of $38.2 million as compared to $3.7 million for the quarter ended December 31, 2018.

We generated net interest income of $26.2 million and a portfolio net interest margin of 240 basis points for the quarter ended March 31, 2019 as compared to net interest income of $21.9 million and a portfolio net interest margin of 230 basis points for the quarter ended December 31, 2018. The increase in net interest income in the first quarter was primarily driven by the increase of $604.3 million in average interest earning assets in our residential credit and multi-family credit portfolios.

The main components of other income for the quarters ended March 31, 2019 and December 31, 2018, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
Other Income	March 31, 2019	December 31, 2018
Recovery of (provision for) loan losses	$1,065	$(2,492)
Realized gain on investment securities and related hedges, net	16,801	20
Realized gain (loss) on distressed and other residential mortgage loans at carrying value, net	2,079	(3,677)
Net gain on distressed and other residential mortgage loans at fair value	11,010	8,128
Unrealized loss on investment securities and related hedges, net	(14,586)	(15,469)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	9,410	5,714
Loss on extinguishment of debt	(2,857)	—
Income from real estate held for sale in consolidated variable interest entities	215	1,404
Other income	7,728	7,589
Total other income	$30,865	$1,217

For the quarter ended March 31, 2019, we recognized other income of $30.9 million primarily comprised of the following:

•	Realized gain of $16.8 million on the sale of certain multi-family CMBS.

•
Total net gain of $11.0 million from our distressed and other residential mortgage loans held at fair value, comprised of a $7.9 million unrealized gain and a $3.1 million realized gain during the period.

•	Unrealized loss of $14.6 million from our interest rate swaps accounted for as trading instruments.

•
Unrealized gain of $9.4 million on our Consolidated K-Series investments driven primarily by tightening credit spreads and an increase in our investment in the Consolidated K-Series as compared to the prior quarter.

•	Loss on extinguishment of debt of $2.9 million related to our repayment of outstanding notes from our 2012 multi-family CMBS re-securitization.

•
Other income of $7.7 million comprised primarily of $3.7 million in unrealized gains on joint venture equity investments and a $2.8 million gain on a redemption of a preferred equity investment, partially offset by $0.4 million in net losses from other equity investments. Additionally, a consolidated variable interest entity recognized a $1.6 million gain from the sale of its multi-family apartment property (which is fully allocated to net income attributable to non-controlling interest - see the table below for further information).

The following table details the general and administrative expenses for the quarters ended March 31, 2019 and December 31, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	March 31, 2019	December 31, 2018
Salaries, benefits and directors’ compensation	$5,671	$4,295
Base management and incentive fees	723	2,880
Other general and administrative expenses	2,516	2,445
Total general and administrative expenses	$8,910	$9,620

The change in general and administrative expenses is primarily related to the increase in salaries and benefits due to the increase in employee headcount as part of the internalization of our single-family residential credit strategy, which is offset by a decrease in base management and incentive fees.

The following table sets out the operating expenses related to our distressed and other residential mortgage loans and the real estate held for sale in consolidated variable interest entities for the quarters ended March 31, 2019 and December 31, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	March 31, 2019	December 31, 2018
Expenses related to distressed and other residential mortgage loans	$3,252	$3,377
Expenses related to real estate held for sale in consolidated variable interest entities	482	1,094
Total operating expenses	$3,734	$4,471

The decrease in operating expenses in the first quarter can be primarily attributed to the decrease in expenses related to real estate held for sale in consolidated variable interest entities as a result of the sale of a multi-family apartment property in February 2019.

The results of operations applicable to the real estate held for sale in consolidated variable interest entities included in the Company's condensed consolidated statements of operations for the three months ended March 31, 2019 are as follows (dollar amounts in thousands):

Three Months Ended March 31, 2019
Income	$215
Gain on sale	1,580
Expenses	(482)
Net income	1,313
Net income attributable to non-controlling interest	(1,272)
Net income attributable to Company's common stockholders	$41

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended March 31, 2019 (amounts in thousands, except per share):

	Quarter Ended March 31, 2019
	Amount	Shares	Per Share(1)
Beginning Balance	$879,389	155,590	$5.65
Common stock issuance, net(2)	186,021	32,241
Balance after share issuance activity	1,065,410	187,831	5.68
Dividends declared	(37,566)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities (3)	13,047		0.07
Net income attributable to Company's common stockholders	38,214		0.20
Ending Balance	$1,079,105	187,831	$5.75

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of March 31, 2019 of 187,831,455.

(2)	Includes amortization of stock based compensation.

(3)	The increase relates to unrealized gains in our investment securities due to improved pricing from December 31, 2018.

Conference Call

On Tuesday, May 7, 2019 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2019. The conference call dial-in number is (877) 312-8806. The replay will be available until Tuesday, May 14, 2019 and can be accessed by dialing (855) 859-2056 and entering passcode 9282958. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2019 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is expected to be filed with the Securities and Exchange Commission on or about May 10, 2019. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “IO RMBS” refers to RMBS comprised of IOs; “Agency IOs” refers to Agency RMBS comprised of IO RMBS; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of re-performing, non-performing, and other delinquent mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them that we consolidate in our financial statements in accordance with GAAP and “Residential Credit” portfolio includes distressed and other residential mortgage loans at fair value, distressed and other residential mortgage loans at carrying value, non-Agency RMBS, mortgage loans held for sale, mortgage loans held for investment and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to our multi-family credit portfolio to our condensed consolidated financial statements as of March 31, 2019 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$14,328,336
Multi-family CDOs, at fair value	(13,547,195)
Net carrying value	781,141
Investment securities available for sale, at fair value	245,941
Total CMBS, at fair value	1,027,082
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	256,307
Real estate under development (1)	20,001
Mortgages and notes payable in consolidated variable interest entities	(3,986)
Repurchase agreements, investment securities	(623,797)
Cash and other	11,297
Net Capital in Multi-Family	$686,904

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income generated by our multi-family credit portfolio to our condensed consolidated financial statements for the three months ended March 31, 2019 is set forth below (dollar amounts in thousands):

Three Months Ended March 31, 2019
Interest income, multi-family loans held in securitization trusts	$111,768
Interest income, investment securities, available for sale (1)	4,255
Interest income, preferred equity and mezzanine loan investments	5,007
Interest expense, multi-family collateralized debt obligations	(96,797)
Interest income, Multi-Family, net	24,233
Interest expense, repurchase agreements	(5,863)
Interest expense, securitized debt	(494)
Net interest income, Multi-Family	$17,876

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other interest earning assets.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value	$1,583,965	$1,512,252
Distressed and other residential mortgage loans, at fair value	875,566	737,523
Distressed and other residential mortgage loans, net	262,193	285,261
Investments in unconsolidated entities	92,364	73,466
Preferred equity and mezzanine loan investments	175,128	165,555
Multi-family loans held in securitization trusts, at fair value	14,328,336	11,679,847
Derivative assets	14,873	10,263
Cash and cash equivalents	65,359	103,724
Real estate held for sale in consolidated variable interest entities	—	29,704
Goodwill	25,222	25,222
Receivables and other assets	132,135	114,821
Total Assets (1)	$17,555,141	$14,737,638
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$2,273,005	$2,131,505
Residential collateralized debt obligations	49,247	53,040
Multi-family collateralized debt obligations, at fair value	13,547,195	11,022,248
Securitized debt	—	42,335
Mortgages and notes payable in consolidated variable interest entities	3,986	31,227
Accrued expenses and other liabilities	125,955	101,228
Subordinated debentures	45,000	45,000
Convertible notes	131,301	130,762
Total liabilities (1)	16,175,689	13,557,345
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 6,600,000 and 4,140,000 shares authorized at March 31, 2019 and December 31, 2018, respectively, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 8,400,000 and 5,750,000 shares authorized at March 31, 2019 and December 31, 2018, respectively, 5,400,000 shares issued and outstanding	130,496	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 187,831,455 and 155,589,528 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,878	1,556
Additional paid-in capital	1,199,090	1,013,391
Accumulated other comprehensive loss	(9,088)	(22,135)
Accumulated deficit	(102,530)	(103,178)
Company's stockholders' equity	1,379,105	1,179,389
Non-controlling interest in consolidated variable interest entities	347	904
Total equity	1,379,452	1,180,293
Total Liabilities and Stockholders' Equity	$17,555,141	$14,737,638

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2019 and December 31, 2018, assets of consolidated VIEs totaled $14,450,531 and $11,984,374, respectively, and the liabilities of consolidated VIEs totaled $13,647,045 and $11,191,736, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
INTEREST INCOME:
Investment securities and other interest earning assets	$15,316	$11,813
Distressed and other residential mortgage loans	15,891	7,541
Preferred equity and mezzanine loan investments	5,007	4,445
Multi-family loans held in securitization trusts	111,768	85,092
Total interest income	147,982	108,891

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	20,386	9,651
Residential collateralized debt obligations	422	411
Multi-family collateralized debt obligations	96,797	74,478
Securitized debt	742	1,330
Subordinated debentures	741	620
Convertible notes	2,691	2,649
Total interest expense	121,779	89,139

NET INTEREST INCOME	26,203	19,752

OTHER INCOME (LOSS):
Recovery of (provision for) loan losses	1,065	(42)
Realized gain (loss) on investment securities and related hedges, net	16,801	(3,423)
Realized gain (loss) on distressed and other residential mortgage loans at carrying value, net	2,079	(773)
Net gain (loss) on distressed and other residential mortgage loans at fair value	11,010	(166)
Unrealized (loss) gain on investment securities and related hedges, net	(14,586)	11,692
Unrealized gain on multi-family loans and debt held in securitization trusts, net	9,410	7,545
Loss on extinguishment of debt	(2,857)	—
Income from real estate held for sale in consolidated variable interest entities	215	2,126
Other income	7,728	3,994
Total other income	30,865	20,953

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	8,187	4,656
Base management and incentive fees	723	833
Expenses related to distressed and other residential mortgage loans	3,252	1,603
Expenses related to real estate held for sale in consolidated variable interest entities	482	1,606
Total general, administrative and operating expenses	12,644	8,698

INCOME FROM OPERATIONS BEFORE INCOME TAXES	44,424	32,007
Income tax expense (benefit)	74	(79)
NET INCOME	44,350	32,086
Net income attributable to non-controlling interest in consolidated variable interest entities	(211)	(2,468)
NET INCOME ATTRIBUTABLE TO COMPANY	44,139	29,618
Preferred stock dividends	(5,925)	(5,925)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$38,214	$23,693

Basic earnings per common share	$0.22	$0.21
Diluted earnings per common share	$0.21	$0.20
Weighted average shares outstanding-basic	174,421	112,018
Weighted average shares outstanding-diluted	194,970	131,761

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net interest income	$26,203	$21,873	$19,603	$17,500	$19,752
Total other income	30,865	1,217	24,303	20,007	20,953
Total general, administrative and operating expenses	12,644	14,091	9,912	8,769	8,698
Income from operations before income taxes	44,424	8,999	33,994	28,738	32,007
Income tax expense (benefit)	74	(511)	(454)	(13)	(79)
Net income	44,350	9,510	34,448	28,751	32,086
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(211)	91	(475)	943	(2,468)
Net income attributable to Company	44,139	9,601	33,973	29,694	29,618
Preferred stock dividends	(5,925)	(5,925)	(5,925)	(5,925)	(5,925)
Net income attributable to Company's common stockholders	38,214	3,676	28,048	23,769	23,693
Basic earnings per common share	$0.22	$0.02	$0.21	$0.21	$0.21
Diluted earnings per common share	$0.21	$0.02	$0.20	$0.20	$0.20
Weighted average shares outstanding - basic	174,421	148,871	132,413	115,211	112,018
Weighted average shares outstanding - diluted	194,970	149,590	152,727	135,164	131,761

Book value per common share	$5.75	$5.65	$5.72	$5.76	$5.79
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50

Capital Allocation Summary

The following tables set forth our allocated capital by investment category as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Residential Credit	Multi-Family Credit	Other	Total
At March 31, 2019
Carrying value	$1,023,938	$1,467,571	$1,299,404	$—	$3,790,913
Net capital allocated	$157,663	$723,960	$686,904	$(189,075)	$1,379,452
Three Months Ended March 31, 2019
Average interest earning assets	$1,053,529	$1,312,263	$927,201	—	$3,292,993
Weighted average yield on interest earning assets	2.87%	5.91%	10.45%	—	6.22%
Less: Average cost of funds	(2.76)%	(4.71)%	(4.37)%	—	(3.82)%
Portfolio net interest margin	0.11%	1.20%	6.08%	—	2.40%

At December 31, 2018
Carrying value	$1,037,730	$1,252,770	$1,166,628	$—	$3,457,128
Net capital allocated	$135,514	$555,900	$619,252	$(130,373)	$1,180,293
Three Months Ended December 31, 2018
Average interest earning assets	$1,087,267	$848,777	$786,394	—	$2,722,438
Weighted average yield on interest earning assets	2.74%	5.36%	10.85%	—	5.90%
Less: Average cost of funds	(2.46)%	(5.01)%	(5.00)%	—	(3.60)%
Portfolio net interest margin	0.28%	0.35%	5.85%	—	2.30%

At September 30, 2018
Carrying value	$1,055,433	$619,945	$947,851	$—	$2,623,229
Net capital allocated	$224,545	$402,819	$632,823	$(151,498)	$1,108,689
Three Months Ended September 30, 2018
Average interest earning assets	$1,121,180	$597,200	$681,040	—	$2,399,420
Weighted average yield on interest earning assets	2.67%	5.33%	11.55%	—	5.85%
Less: Average cost of funds	(2.22)%	(4.68)%	(5.04)%	—	(3.30)%
Portfolio net interest margin	0.45%	0.65%	6.51%	—	2.55%

At June 30, 2018
Carrying value	$1,101,344	$599,758	$875,563	$—	$2,576,665
Net capital allocated	$250,497	$333,853	$557,422	$(125,571)	$1,016,201
Three Months Ended June 30, 2018
Average interest earning assets	$1,167,278	$596,382	$639,637	—	$2,403,297
Weighted average yield on interest earning assets	2.69%	4.63%	11.43%	—	5.50%
Less: Average cost of funds	(2.02)%	(4.58)%	(4.69)%	—	(3.11)%
Portfolio net interest margin	0.67%	0.05%	6.74%	—	2.39%

At March 31, 2018
Carrying value	$1,161,445	$611,766	$836,353	$—	$2,609,564
Net capital allocated	$251,405	$337,769	$500,813	$(139,200)	$950,787
Three Months Ended March 31, 2018
Average interest earning assets	$1,208,900	$604,033	$612,357	—	$2,425,290
Weighted average yield on interest earning assets	2.64%	5.93%	11.43%	—	5.68%
Less: Average cost of funds	(1.82)%	(4.06)%	(4.51)%	—	(2.82)%
Portfolio net interest margin	0.82%	1.87%	6.92%	—	2.86%